EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the PowerSmart, Inc. 1998 Stock Incentive Plan of our report dated April 24, 2002, except for Note 21 as to which the date is May 22, 2002, with respect to the consolidated financial statements of Microchip Technology Incorporated included in its Annual Report on Form 10-K for the year ended March 31, 2002, filed with the Securities Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


Phoenix, Arizona
July 19, 2002